Exhibit 6.82.2

dotloop signature verification: dtlp.us/8M88-OPwy-YUGG

[redacted]

AMENDMENT TO AGREEMENT
AMENDMENT # 2

Date: 10/13/2021

Georgia REALTORS®

2021 Printing

Whereas, the undersigned parties have entered into a certain Agreement between Arrived Holdings and/or Assigns ("Buyer") and [redacted] ("Seller"), with a Binding Agreement Date of 10/13/2021 for the purchase and sale of real property located at: 1770 Grant Court, Braselton, Georgia 30517; and

Whereas, the undersigned parties desire to amend the aforementioned Agreement, it being to the mutual benefit of all parties to do so;

Now therefore, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable considerations paid by each to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify and amend the aforementioned Agreement as follows: [Note: The following language is furnished by the parties and is particular to this transaction.]

All parties agree that [redacted] shall be a party to the contract as a seller.

☐ **Additional pages are attached.**

It is agreed by the parties hereto that all of the other terms and conditions of the aforementioned Agreement shall remain in full force and effect other than as modified herein. Upon execution by all parties, this Amendment shall be attached to and form a part of said Agreement.

By signing this Amendment, Buyer and Seller acknowledge that they have each read and understood this Amendment and agree to its terms.

[redacted] 10-13-2021
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1 Buyer's Signature

[redacted] dotloop verified 10/13/21 11:14 AM EDT MLHC-M715-645R-M39V
1 Seller's Signature

2 Buyer's Signature

[redacted] dotloop verified 10/13/21 11:16 AM EDT K3CW-ZUNZ-T8EU-VHMH
2 [redacted]re

☐ **Additional Signature Page (F267) is attached.**

☐ **Additional Signature Page (F267) is attached.**

Buyer Brokerage Firm

[redacted]
Seller Brokerage Firm

[redacted] 10-13-2021
Broker/Affiliated Licensee Signature

[redacted] dotloop verified 10/13/21 9:40 AM EDT 4KJK-R3AU-UUPM-HTPE
Broker/Affiliated Licensee Signature

[redacted]
REALTOR® Membership

[redacted]
REALTOR® Membership

<u>**Acceptance Date**</u>. The above Amendment is hereby accepted, ____________ o'clock _____.m. on the date of ________________, ("Acceptance Date"). This Amendment will become binding upon the parties when notice of the acceptance of the Amendment has been received by offeror. The offeror shall promptly notify offeree when acceptance has been received.

THIS FORM IS COPYRIGHTED AND MAY ONLY BE USED IN REAL ESTATE TRANSACTIONS IN WHICH Tammy Culp **IS INVOLVED AS A REAL ESTATE LICENSEE. UNAUTHORIZED USE OF THE FORM MAY RESULT IN LEGAL SANCTIONS BEING BROUGHT AGAINST THE USER AND SHOULD BE REPORTED TO THE GEORGIA ASSOCIATION OF REALTORS® AT (770) 451-1831.**

Copyright© 2021 by Georgia Association of REALTORS®, Inc.